UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 13, 2013, CommonWealth REIT issued the following press release.

* * * * *

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Urges Shareholders to Take No Action

at This Time Regarding the Proposed Consent Solicitation

Newton, MA (March 13, 2013):  CommonWealth REIT (NYSE: CWH) today announced that it urges shareholders to take no action at this time regarding the preliminary consent solicitation statement that was filed earlier today by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related”) with the Securities and Exchange Commission (“SEC”).  Corvex and Related are proposing to remove all five members of CWH’s Board of Trustees by shareholder written consent, but have not proposed any replacement trustees.

The CWH Board of Trustees will carefully consider and evaluate the Corvex/Related filings and will communicate with CWH’s shareholders in due course.

The Company, its trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex Management LP and Related Fund Management, LLC (the “Consent Solicitation”).  On February 25, 2013, the Company filed a proxy statement with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting and intends to file a preliminary and definitive consent revocation statement in response to the Consent Solicitation.  The Company will furnish a definitive consent revocation statement to its shareholders, together with a consent revocation card.  SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the proxy statement for the 2013 Annual Meeting and will be set forth in the consent revocation statement and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from Timothy Bonang, by phone at (617) 796-8222, or by mail at Two Newton Place, 255 Washington Street, Newton, MA 02458.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED.   FOR EXAMPLE, THE RISKS AND UNCERCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COSTS OF REVIEWING AND RESPONDING TO THE CONSENT SOLICITATION, AND OTHER IMPACTS ON THE COMPANY’S OPERATIONS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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